EXHIBIT A

JOINT FILING AGREEMENT

Macquarie Group Limited and Macquarie Bank Limited in compliance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company, that each such company is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company contained therein.

Date: August 31, 2010

Macquarie Group Limited

/s/ Heidi Mortensen
Name: Heidi Mortensen
Title: Attorney-in Fact

/s/ Gus Wong
Name: Gus Wong
Title: Attorney-in Fact

Macquarie Bank Limited

/s/ Heidi Mortensen
Name: Heidi Mortensen
Title: Attorney-in Fact

/s/ Gus Wong
Name: Gus Wong
Title: Attorney-in Fact

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